UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

WEBSENSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0380839
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)

10240 Sorrento Valley Road
San Diego, CA 92121
(Address of principal executive offices) (Zip Code)

WEBSENSE, INC.  2000 STOCK INCENTIVE PLAN

WEBSENSE, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN

WEBSENSE, INC. 2007 STOCK INCENTIVE ASSUMPTION PLAN

(Full title of the Plans)

Michael A. Newman, Esq.

Vice President, General Counsel

Websense, Inc.

10240 Sorrento Valley Road

San Diego, CA 92121

(Name and address of agent for service)

(858) 320-8000

(Telephone Number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
2000 Stock Incentive Plan
Common Stock, $0.01 par value	1,791,381 shares	$22.49	(2)	$40,288,159	(2)	$1,236.85
2000 Employee Stock Purchase Plan
Common Stock, $0.01 par value	447,845 shares	$22.49	(2)	$10,072,034	(2)	$309.21
2007 Stock Incentive Assumption Plan
Common Stock, $0.01 par value	129,212 shares	$2.02	(3)	$261,008	(3)	$8.01
2007 Stock Incentive Assumption Plan
Common Stock, $0.01 par value	74,871 shares	$22.49	(2)	$1,683,849	(2)	$51.69
Totals:	2,443,309 shares			$52,305,050		$1605.76

(1)             Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Websense, Inc. 2000 Stock Incentive Plan, the Websense, Inc. 2000 Employee Stock Purchase Plan or the Websense, Inc., 2007 Stock Incentive Assumption Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s Common Stock.

(2)             Estimated solely for purposes of calculating the amount of the registration fee under Rule 457(h) of the Securities Act of 1933, as amended.  The price per share and aggregate offering price are based upon the average of the high and low selling prices per share of the Registrant’s Common Stock on February 21, 2007, as reported by the Nasdaq National Market.

(3)             Estimated solely for purposes of calculating the amount of the registration fee in accordance with Rule 457(h)(1) and (c) under the Securities Act of 1933, as amended. The proposed maximum aggregate offering price is based upon the weighted average exercise price for options to purchase 129,212 shares granted in connection with the assumption of options outstanding under the PortAuthority 2004 Global Share Option Plan.

PART I

The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the (“SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

Websense, Inc. (the “Registrant”) is hereby registering 1,791,381 additional shares of its Common Stock, $0.01 par value (“Common Stock”), for issuance under the Registrant’s 2000 Stock Incentive Plan and 447,845 additional shares of its Common Stock for issuance under the Registrant’s 2000 Employee Stock Purchase Plan.  A Registration Statement on Form S-8 No. 333-33382 (the “Initial Registration Statement”), filed with the Securities and Exchange Commission on March 28, 2000, relating to the same class of securities is currently effective and, in accordance with General Instruction E to Form S-8, the contents of the Initial Registration Statement are incorporated by reference herein.

The Registrant is also hereby registering 204,083 shares of its Common Stock for issuance under the Registrant’s 2007 Stock Incentive Assumption Plan.  The following documents filed with the Securities and Exchange Commission by the Registrant are hereby incorporated in this Registration Statement by reference:

(a)                          Annual Report on Form 10-K for the year ended December 31, 2006, filed on February 28, 2007.

(b)                         All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

(c)                          The description of the Registrant’s Common Stock contained in its Registration Statement filed on March 20, 2000.

The Registrant will promptly provide without charge to each person to whom a prospectus is delivered a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information) upon the written or oral request of such person directed to the Secretary of the Registrant at its principal offices, 10240 Sorrento Valley Road, San Diego, CA 92121, telephone (858) 320-8000.

Item 4.           Description of Securities

Not Required.

Item 5.           Interest of Named Experts and Counsel

None.

Item 6.           Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, or proceeding, had no reasonable cause to believe his conduct was unlawful, except that with respect to an action brought by or in the right of the corporation such indemnification is limited to expenses (including attorneys fees). The Company’s amended and restated certificate of incorporation provides that the Company must indemnify its directors and officers and members of the European Board to the fullest extent permitted by Delaware law. The Company has also entered into indemnification agreements with its directors and director nominees that provide for the Company to indemnify them to the fullest extent permitted by Delaware law.

Section 102(b)(7) of the DGCL enables a corporation, in its certificate of incorporation or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violation of the directors’ fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Company’s certificate of incorporation provides for such limitations on liability for its directors and members of the European Board.

The Company currently has a policy providing directors and officers liability insurance with insured directors and officers of the Company in certain circumstances. The policy also insures the Company against losses as to which its directors and officers are entitles to indemnification.

Item 7.           Exemption from Registration Claimed

Not applicable.

Item 8.           Exhibits

Exhibit Number	Exhibit
4.1

Websense, Inc. 2000 Stock Incentive Plan, including Websense, Inc. Notice of Grant of Stock Option and Websense, Inc. Stock Option Agreement (previously filed as exhibits to the registrant’s Registration Statement on Form S-1/A (No. 333-95619) and incorporated herein by reference).

4.2	Websense, Inc. 2000 Employee Stock Purchase Plan (previously filed as an exhibit to the registrant’s Registration Statement on Form S-1/A (No. 333-95619) and incorporated herein by reference).
4.3	Websense, Inc. 2007 Stock Incentive Assumption Plan (previously filed as an exhibit to the registrant’s Form 8-K filed on January 12, 2007 and incorporated herein by reference).
4.4

Websense, Inc. 2007 Stock Incentive Assumption Plan Form of Stock Option Agreement (previously filed as an exhibit to the registrant’s Form 8-K filed on January 12, 2007 and incorporated herein by reference).

5	Legal Opinion of Michael Newman, Esq.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Michael Newman, Esq. (included in his opinion filed as Exhibit 5).
24	Power of Attorney. Reference is made to the signature page of this Registration Statement.

Item 9.           Undertakings

1.                                      The undersigned registrant hereby undertakes:

(a)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                    To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)                                To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)                            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b)                                  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)                                  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                            The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                               Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.                                      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on this 28th day of February, 2007.

Websense, Inc.

By:	/s/ Douglas C. Wride
Douglas C. Wride
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Websense, Inc., a Delaware corporation, do hereby constitute and appoint Gene Hodges, Douglas C. Wride, and Michael Newman, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John B. Carrington	Chairman of the Board	February 28, 2007
John B. Carrington

/s/ Gene Hodges	Director, President and Chief Executive Officer (principal	February 28, 2007
Gene Hodges	executive officer)

/s/ Douglas C. Wride	Chief Financial Officer (principal	February 28, 2007
Douglas C. Wride	financial and accounting officer)

/s/ Mark St.Clare	Director	February 28, 2007
Mark St.Clare

/s/ Bruce T. Coleman	Director	February 28, 2007
Bruce T. Coleman

/s/ John Schaefer	Director	February 28, 2007
John Schaefer

/s/ Gary E. Sutton	Director	February 28, 2007
Gary E. Sutton

/s/ Peter Waller	Director	February 28, 2007
Peter Waller

INDEX TO EXHIBITS

Exhibit Number	Exhibit
4.1

Websense, Inc. 2000 Stock Incentive Plan, including Websense, Inc. Notice of Grant of Stock Option and Websense, Inc. Stock Option Agreement (previously filed as exhibits to the registrant’s Registration Statement on Form S-1/A (No. 333-95619) and incorporated herein by reference).

4.2	Websense, Inc. 2000 Employee Stock Purchase Plan (previously filed as an exhibit to the registrant’s Registration Statement on Form S-1/A (No. 333-95619) and incorporated herein by reference).
4.3	Websense, Inc. 2007 Stock Incentive Assumption Plan (previously filed as an exhibit to the registrant’s Form 8-K filed on January 12, 2007 and incorporated herein by reference).
4.4

Websense, Inc. 2007 Stock Incentive Assumption Plan Form of Stock Option Agreement (previously filed as an exhibit to the registrant’s Form 8-K filed on January 12, 2007 and incorporated herein by reference).

5	Legal Opinion of Michael Newman, Esq.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Michael Newman, Esq. (included in his opinion filed as Exhibit 5).
24	Power of Attorney. Reference is made to the signature page of this Registration Statement.